CANCELLATION OF SHARE SALE AND PURCHASE AGREEMENT and AMENDMENT No. 1 to SHARE SALE AND PURCHASE AGREEMENT

This agreement (this "agreement") is made and entered into as of this 31st day of January 2006, by and between Satellite Newspapers Corp., formerly known as Satellite Enterprises Corp., a company incorporated under the laws of the State of Nevada (herein "Satellite Corp") and EMM Group BV. (herein "EMM").

1. Background.

WHEREAS, Satellite Corp. entered into that certain Share Sale and Purchase Agreement, dated the 30th day of November 2005, by and between Satellite Corp. and EMM (the "Sale and Purchase Agreement"), pursuant to which EMM agreed to sell, and Satellite Corp agreed to purchase, 100% of the registered capital stock (the "Shares") of Lapre, Van Dreven & Hoog Antink B.(herein "LVDH").

WHEREAS, pursuant to the Sale and Purchase Agreement, EMM has the right during a period of 12 months after closing to convert a maximum number of 20,000,000 shares of the common stock of Satellite Corp into non-interest bearing promissory note(s) (the "Note(s)") issuable by Satellite Corp. to EMM, which Notes would be convertible into Satellite Corp common stock at a conversion price of USD $0.23 per share.

WHEREAS, LVDH is the holder of 100% off the shares of Unic Nieuwkoop Nederland BV, Unic Nieuwkoop BV, EMM Lease BV and M&M Recycling BV.

WHEREAS , the Sale and Purchase Agreement further provides that each time Satellite Corp. receives proceeds from any equity financing, it shall pay thirty-three and one/third percent (33.3%) of the net proceeds to EMM as either a payment of principal on the Note(s) or as the purchase price of shares of Satellite Corp common stock at a per-share price of USD$0.23 per share.

WHEREAS, LVDH is free of any debts other than ongoing trading, where there is a positive balance, € 700,000 (seven hundred thousand euro) long term liability, € 150,000 (hundredfiftythousand euro) debts regarding taxes which shall be settled by EMM – upon receipt of the first payment from Satellite Enterprises Corp.

2. Satellite Corp. and EMM amended the Sale and Purchase Agreement, by the Amendment No1, dated December 29, 2005 as follows:

(a) The shares of Unic Nieuwkoop Nederland BV (hereafter "UNN") currently hold by LVDH will not be transferred to satellite corp. UNN shares hold by LVDH will be transferred to EMM Group BV before the transfer of shares. Satellite Enterprises Corp. has the right to buy UNN for € 1,— at the latest 31-12-2007.

Satellite Corp.:

EMM groep BV:

(b) The 7th, 8th and 9th paragraphs of Section 2 of the Sale and Purchase Agreement are hereby deleted. These paragraphs which are now deleted read as follows:

> "EMM has the right during a period of 12 months after closing to convert a maximum number of 20,000,000 SENR Shares in (a) non-interest bearing promissory note(s) (the "Note(s)") issuable by Satellite Corp. to EMM at an exercise price of USD 0.23 per SENR Share.
>
> Each time Satellite Corp. succeeds in new funding in form of equity, it shall offer a maximum of 33,3% of the net proceeds to EMM as a payment of principal on the Note(s) [or to exercise the warrant to buy-back its shares from Satellite Corp."
>
> In the event that the net average cash flow of LVDH to be less than USD 60,000.00 (sixty thousand US$) per month ending 30th of November 2006, EMM's right to convert 20,000,000 SENR Shares in the Notes(s) will be pro-rata adjusted to the actually realized net cash flow. In addition thereto, the Warrant will provide that Satellite Corp. has the right to buy back a pro-rata number of SENR Shares, at such time owned by EMM, at no consideration and EMM will be obliged to cooperate to the delivery of such pro-rata number of SENR Shares to Satellite Corp.

Accordingly, the parties acknowledge that EMM shall no longer have any right to convert its shares of Satellite Corp common stock into promissory notes, and Satellite Corp shall have no obligation to use any portion of the proceeds of any equity financing to repurchase shares of Satellite Corp common stock from EMM or otherwise pay EMM.

(c) The words "which shall be settled by EMM - Upon receipt of the first payment from Satellite Enterprises Corp." are hereby deleted from subsection 4 of Section 4 of the Sale and Purchase Agreement. Accordingly, EMM shall not be obligated to settle or pay the existing €150,000 tax obligation.

(d)

The 4th paragraph of Section 4 of the Sale and Purchase Agreement should read as follows:

LVDH consolidated is free of any other debts other than:

- ongoing trading, where there is a positive balance
- € 300,000 Long Term debt Van Diemen
- € 335,000 Short Term debt AGL
- € 250,000 debts regarding Unic Nieuwkoop BV including taxes

Satellite Corp.: EMM groep BV:

(e) On January 31, 2006, Satellite and EMM hereby revoke any offers, previsions, convents of the purchase agreement (SHARE SALE AND PURCHASE AGREEMENT dated November 30th, 2005 and the 1st AMENDMENT No. 1 TO SHARE SALE AND PURCHASE AGREEMENT, dated December 29, 2005). As of this date Satellite and EMM has no rights and or obligations towards each other. The # 35,000,000 Shares Satellite Newspapers Corp deliverd to EMM will be cancelled.

3. Applicable Law

This Agreement shall be governed by and interpreted under the laws of The Netherlands, or where applicable, such other jurisdiction having original and appropriate jurisdiction.

IN WITNESS WHEREOF, the parties hereto, to be legally bound, have caused their duly authorized representatives to execute and deliver this Agreement as of January 31, 2006.

Signed and Agreed at January 31, 2006

EMM Group BV

H.J. Schut ____________________

M.G.H. van der Heijden ____________________

M.S. Noordam ____________________

Satellite Corp

S. Hibma ____________________

Satellite Corp: ______ EMM groep BV: ______